Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Osiris Therapeutics, Inc. (the “Company”), does hereby certify, to the best of each officer’s knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2018	/s/ JASON KEEFER
Jason Keefer
Interim President and Chief Executive Officer

Date: November 7, 2018	/s/ JOEL ROGERS
Joel Rogers
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Osiris Therapeutics, Inc. and will be retained by Osiris Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.